November 25, 2011

Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control


             RE	American Depositary Shares
evidenced by onefifth (1 5) American
Depositary Receipts representing One (1)
Ordinary Share of
              National Bank of Greece S.A (Form F6 File
No. 333164287)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for National Bank of Greece S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio change for National Bank of Greece S.A.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with

Effective November 25, 2011 the ratio has changed
to one (1) ADS representing one (1) Ordinary Share
(11)

Please contact me with any questions or comments at 212 8152852.

Kim Schwatz
The Bank of New York Mellon ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International
Corporate Finance)





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